UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 6, 2007 (August 2, 2007)
Date of Report (date of earliest event reported)

Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05               Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On August 2, 2007, the Audit Committee and Board of Directors of Overstock.com, Inc. (the “Company”) waived the potential application of the Company’s Code of Business Conduct and Ethics to a personal loan Patrick M. Byrne, the Chairman of the Board and Chief Executive Officer of the Company, proposes to make to Stormy Simon, the Senior Vice President, Branding and Customer Care of the Company.  The proposed loan, of up to $1.5 million from Dr. Byrne’s personal funds, would not involve the Company or any Company funds.

Statements contained in this Form 8-K may include statements that are “forward-looking statements.” Actual results may be materially different from those described in any forward-looking statements.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of any forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.  There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ David Chidester
David Chidester
Senior Vice President, Finance
Date:	August 6, 2007